UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2009

(Exact name of registrant as specified in charter)

001-11302

(Commission File Number)

OHIO	34-6542451
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

127 Public Square

Cleveland, Ohio 44114-1306

(Address of principal executive offices and zip code)

(216) 689-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On July 1, 2009, KeyCorp announced the results of its offer to exchange common shares, par value $1.00 per share (“Common Shares”), of KeyCorp for any and all outstanding shares of the KeyCorp’s 7.750% Non-Cumulative Perpetual Convertible Preferred Stock, Series A, $1.00 par value, with a liquidation preference of $100 per share (the “Series A Preferred Stock”), on terms and subject to the conditions described in the Offer to Exchange, dated June 3, 2009, and in the related Letter of Transmittal (the “Series A Exchange Offer”). KeyCorp also announced on July 1, 2009 the results of its separate offer to exchange Common Shares for any and all trust preferred securities (the “Trust Preferred Securities”) of KeyCorp Capital I, KeyCorp Capital II, KeyCorp Capital III and KeyCorp Capital VII (collectively, the “Capital Trusts”), on terms and subject to the conditions described in the Exchange Offer and Solicitation Statement, dated June 3, 2009, and in the related Letter of Transmittal and Consent (the “Trust Preferred Exchange Offer”). The Series A Exchange Offer and Trust Preferred Exchange Offer are collectively referred to herein as the “Exchange Offers.” The Exchange Offers expired at 11:59 p.m., New York City time, on June 30, 2009.

On July 6, 2009, KeyCorp settled the Exchange Offers. In the aggregate, KeyCorp issued 75,570,126 Common Shares (approximately 10.4% of KeyCorp’s current outstanding Common Shares) in exchange for Series A Preferred Stock and Trust Preferred Securities. A total of 29,232,025 Common Shares were issued in exchange for 2,130,461 shares of Series A Preferred Stock and a total of 46,338,101 Common Shares were issued in exchange for $294,014,000 aggregate liquidation preference of Trust Preferred Securities. The Series A Preferred Stock received in the Series A Exchange Offer was retired upon receipt. After settlement of the Series A Exchange Offer, 2,904,839 shares of Series A Preferred Stock will remain outstanding for trading on the New York Stock Exchange.

The Common Shares were issued in the Exchange Offers in reliance upon the exemption set forth in Section 3(a)(9) of the Securities Act of 1933, as amended, for securities exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

Item 8.01.	Other Events.

In connection with the Trust Preferred Exchange Offer, KeyCorp obtained consents from holders of a majority in aggregate liquidation preference of the Trust Preferred Securities of KeyCorp Capital I and KeyCorp Capital II in order to enable the redemption of any Trust Preferred Securities of KeyCorp Capital I and KeyCorp Capital II held by KeyCorp or its affiliates as a result of the Trust Preferred Exchange Offer, as described in more detail in the applicable exchange offer documents. Effective July 6, 2009, KeyCorp, KeyCorp Capital I and KeyCorp Capital II have each entered into a First Amendment to Amended and Restated Trust Agreement for each of KeyCorp Capital I and KeyCorp Capital II, as applicable, copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	First Amendment to Amended and Restated Trust Agreement for KeyCorp Capital I, dated July 6, 2009.

4.2	First Amendment to Amended and Restated Trust Agreement for KeyCorp Capital II, dated July 6, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP

Date: July 6, 2009	By:	/s/ Daniel R. Stolzer
Daniel R. Stolzer
Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1	First Amendment to Amended and Restated Trust Agreement for KeyCorp Capital I, dated July 6, 2009.

4.2	First Amendment to Amended and Restated Trust Agreement for KeyCorp Capital II, dated July 6, 2009.